Exhibit 10.1

Execution Version

FORBEARANCE AGREEMENT AND SIXTH AMENDMENT TO CREDIT AGREEMENT

AMONG

Sundance Energy INC.,

as parent,

Sundance Energy, Inc.,

AS BORROWER,

TORONTO DOMINION (TEXAS) LLC
AS ADMINISTRATIVE AGENT,

THE LOAN PARTIES PARTY HERETO

AND

THE LENDERS PARTY HERETO

Dated as of December 18, 2020

FORBEARANCE AGREEMENT AND SIXTH AMENDMENT TO CREDIT AGREEMENT

This FORBEARANCE AGREEMENT AND SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) dated as of December 18, 2020 (the “Execution Date”) but effective for all purposes as of November 30, 2020 (the “Effective Date”) is among SUNDANCE ENERGY INC., a Delaware corporation (“Parent”), SUNDANCE ENERGY, INC., a Colorado corporation (the “Borrower”), TORONTO DOMINION (TEXAS) LLC, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”), each of the Loan Parties party hereto and each of the lenders party hereto (individually a “Lender” and collectively, the “Lenders”).

RECITALS

A.            The Parent, the Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of April 23, 2018 (as amended, modified, supplemented, restated, replaced or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) pursuant to which the Lenders have made certain Loans and other credit available to and on behalf of the Borrower.

B.            The Borrower has notified the Administrative Agent and the Lenders that the Existing Defaults (defined below) have occurred.

C.            The Loan Parties have requested that the Administrative Agent and the Lenders agree to forbear from exercising their remedies under the Loan Documents with respect to the Suspended Defaults (defined below).

D.            Subject to the terms and conditions set forth herein, the Parent, the Borrower, the Administrative Agent, the Loan Parties party hereto and the Lenders party hereto have agreed to such forbearance, to be effective as of the Effective Date.

E.            NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.              Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Agreement, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this Agreement refer to the Credit Agreement.

Section 2.              Acknowledgements.

2.1          Existing Defaults. The Borrower acknowledges and agrees that the following Defaults and Events of Default (the “Existing Defaults”) have occurred and are continuing under the Loan Documents:

(a)           an Event of Default under Section 10.01(d) as a result of Borrower’s failure to comply with the financial covenants in Sections 9.01(a) and (b) for the quarter ending September 30, 2020;

(b)           an Event of Default under Section 10.01(d) as a result of Borrower’s breach of Section 9.02(k) as a result of certain obligations owed to Calfrac Well Services, totaling approximately $1,900,000;

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(c)           an Event of Default under Section 10.01(g) as a result of the Term Lenders having the right, as a result of the above Events of Default and events of default arising under Sections 8.02(a), 8.22(b) and 9.01(b) of the Term Credit Agreement, to cause the Term Debt to become due prior to its scheduled maturity;

(d)           a Default under Section 10.01(e) as a result of the Borrower’s failure to maintain the Required Hedges pursuant to Section 8.17; and

(e)           an Event of Default under Section 10.01(d) as a result of the Borrower’s breach of Section 9.11(f) with respect to the early termination of certain Swap Agreements on or prior to December 18, 2020 without Required Lender consent.

2.2          Suspended Defaults. The Borrower acknowledges and agrees that during the Forbearance Period (as hereinafter defined), the following Defaults may exist (together with the Existing Defaults, collectively, the “Suspended Defaults”): (a) an Event of Default occurring under Section 10.01(d) as a result of Borrower’s failure to comply with the financial covenants set forth in Sections 9.01(a) and (b) for the quarter ending December 31, 2020 and (b) an Event of Default occurring under Section 10.01(g) as a result of Borrower’s failure to comply with Section 9.01(a) or (b) under the Term Credit Agreement for the quarter ending December 31, 2020.

2.3          Acknowledgment of Outstanding Amounts/No Further Commitments. Each of the Loan Parties acknowledges, confirms, and agrees that as of the Execution Date (a) the outstanding principal amount of the Loans is $130,600,000.00; (b) the aggregate LC Exposure is $16,350,000.00; (c) the Lenders have no further commitments or obligations to provide any further financing or loans to the Borrower; (d) the Issuing Bank has no further commitment or obligation to issue, increase or extend any Letters of Credit; and (e) the Secured Obligations (excluding obligations and amounts owed to a Secured Swap Provider or Secured Cash Management Provider) are not subject to any claim, offset, deduction, defense, or counterclaim of any kind, nature, or description whatsoever.

2.4          Acknowledgment of Liens and Security Interests. Each of the Loan Parties acknowledges, confirms, and agrees that the Liens granted to the Administrative Agent, for the benefit of the Secured Parties, under the Security Instruments remain valid, enforceable and perfected in accordance with the terms thereof.

2.5          Binding Effect of Loan Documents. Each of the Loan Parties hereby acknowledges, confirms, and agrees that (a) each of the Loan Documents has been duly executed and delivered to the Administrative Agent, and each is in full force and effect as of the date hereof; (b) the agreements and obligations of each of the Loan Parties contained in each of the Loan Documents, including, but not limited to, this Agreement and the Guarantee and Collateral Agreement, constitute the legal, valid, and binding obligations of each of the Loan Parties, enforceable against each of the Loan Parties in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, or similar Laws of general application relating to the enforcement of creditors’ rights and by general principles of equity, and the Loan Parties otherwise have no valid defense to the enforcement of such obligations, and (c) the Secured Parties are and shall be entitled to the rights, remedies, and benefits provided for in the Loan Documents and under applicable Laws.

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2.6          Notice Requirements Satisfied. Each of the Loan Parties acknowledges and agrees that all notice requirements embodied in the Loan Documents and imposed upon the Administrative Agent, each Issuing Bank or any Lender in connection with the Suspended Defaults, and the exercise of its remedies therefor (together with all applicable cure and/or grace periods) have been satisfied (or shall be deemed to have been satisfied by this Agreement) without exception, and that upon the Forbearance Termination Date, Administrative Agent, the Issuing Bank and Lenders shall, with respect to the Suspended Defaults, have the full right and power to exercise all remedies granted to them under the Loan Documents without further notice to the Borrower or any other Loan Party and subject to no other conditions precedent.

2.7          Fair and Reasonable Consideration. Each of the Loan Parties hereby acknowledges, confirms, and agrees that the consideration the Loan Parties received from the Secured Parties under this Agreement, including the extension of the forbearance and any fees or other payments received or to be received in connection herewith, was negotiated at arm’s-length, constitutes fair and reasonable value in exchange for the execution, delivery, and performance of the Loan Parties’ obligations under this Agreement and that such consideration provided by the Secured Parties hereunder has or will provide substantial benefit to the Loan Parties. Each of the Loan Parties hereby further acknowledges, confirms, and agrees that the consideration that the Loan Parties and the Secured Parties will receive in accordance with this Agreement constitutes both reasonably equivalent value and a contemporaneous exchange for new value, and hereby confirms, acknowledges, and agrees that the Secured Parties are entering into this Agreement in reliance upon the foregoing.

Section 3.              Forbearance. Subject to the occurrence of the Forbearance Effectiveness (defined below), Administrative Agent and each Lender hereby agrees to forbear from the exercise of any of their remedies under the Credit Agreement, the other Loan Documents and/or applicable law in connection with the Suspended Defaults for a period (the “Forbearance Period”) beginning effective as of the Effective Date and through and including the earlier to occur of (x) 11:59 PM Central Standard Time, February 7, 2021, and (y) the date that any of the events set forth in Section 3.4 of this Agreement occurs (such earlier date, the “Forbearance Termination Date”), subject to the terms and conditions set forth herein. As a result of the occurrence and continuance now or hereafter of the Suspended Defaults, the Borrower agrees that the Lenders have, and shall have, no further commitment or obligation to provide any further financing or loans to Borrower or to grant any request for the conversion to, or continuation of Eurodollar Loans and no Issuing Bank has, and shall have, any further commitment or obligation to issue, increase or extend any Letters of Credit.

3.1           Forbearance Limited to Suspended Defaults. Administrative Agent’s and the Lenders’ forbearance shall be limited solely to the exercise of their remedies arising under the Loan Documents, or otherwise, as a result of the Suspended Defaults during the Forbearance Period, and Administrative Agent and the Lenders shall not be deemed to have waived any remedies under the Loan Documents that they may have with respect to any other existing breach or Default occurring thereunder, including during the Forbearance Period, or any breach of this Agreement.

3.2           Agreement in the Nature of Forbearance Only; Reservation of Rights. Each of the Loan Parties hereby acknowledges that Administrative Agent’s and the Lenders’ obligations under this Agreement are in the nature of a conditional forbearance only, and that the Administrative Agent and the Lenders have not made any agreement or commitment to modify or extend the Loan Documents beyond the Forbearance Termination Date, and that, upon the Forbearance Termination Date, Administrative Agent and the Lenders shall have the immediate and unconditional right to exercise their remedies under the Loan Documents, including with respect to the Suspended Defaults. In accordance with the terms of this Agreement, Administrative Agent, each Issuing Bank and the Lenders hereby reserve all rights and remedies available to them under the Loan Documents or otherwise. The description herein of the Suspended Defaults is based upon the information available to the Administrative Agent as of the Effective Date, and the failure of any Secured Party to give notice to any Loan Party of any other Defaults or Events of Default is not intended to be, nor shall be, a waiver thereof.

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3.3          Secured Swap Providers. Nothing in this Agreement shall impair the rights or remedies of any Secured Swap Provider under a Secured Swap Agreement, whether with respect to the Suspended Defaults or otherwise.

3.4          Termination of the Forbearance Period. The occurrence of any of the following events shall immediately terminate the Forbearance Period:

(a)          the occurrence of any Default or Event of Default, other than the Suspended Defaults;

(b)          any material misrepresentations by Borrower or any other Loan Party under this Agreement or any other Loan Document;

(c)          the failure of Borrower or any other Loan Party to perform, observe, or comply with any covenant, agreement or term contained in this Agreement including, without limitation, any failure of one or more of the Milestones (defined below), as may be extended in writing pursuant to Section 6.12, to be timely performed;

(d)          the Term Lenders accelerate the Term Debt;

(e)           (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of any Loan Party, or its or their debts, or of a substantial part of its or their assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of its or their assets or (ii) the Borrower or any other Loan Party shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 3.3(e)(i), (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of its or their assets, (D) file an answer admitting the material allegations of a petition filed against it or them in any such proceeding, (E) make a general assignment for the benefit of creditors, or (F) take any action for the purpose of effecting any of the foregoing;

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(f)            any creditor(s) of Borrower or any of the Guarantors take(s) any enforcement action against Borrower or any Guarantor which, in Administrative Agent’s judgment, would materially interfere with the Administrative Agent’s ability to collect the Loans or the other obligations under the Loan Documents;

(g)           Any Loan Party or any of their Affiliates, or principals, initiates any judicial, administrative or arbitration proceeding against the Administrative Agent, the Lenders or any of their Affiliates; or

(h)           The Loan Parties’ failure to deliver an executed and effective Term Loan Forbearance Agreement, in form and substance substantially similar to this Agreement or otherwise in form and substances satisfactory to the Administrative Agent in its sole discretion (such agreement, the “Term Loan Forbearance Agreement”) on or prior to the expiration of five (5) days following the Execution Date or the Term Loan Forbearance Agreement otherwise expires or terminates.

Upon the Forbearance Termination Date, the Administrative Agent’s and the Lenders’ agreement to forbear shall terminate automatically without further act or action by the Administrative Agent or any Lender, and the Administrative Agent and the Lenders shall be entitled to exercise any and all rights and remedies available under the Loan Documents and this Agreement, at law, in equity, or otherwise without any further lapse of time, expiration of applicable grace periods, or requirements of notice, all of which are hereby expressly waived by each Loan Party.

Section 4.              Conditions Precedent. The Forbearance Period shall become effective upon receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 4 (or their waiver in accordance with Section 12.02; such satisfaction or waiver, the “Forbearance Effectiveness”):

4.1           Agreement. The Administrative Agent shall have received executed multiple counterparts as requested of this Agreement from the Parent, the Borrower, the other Loan Parties and the Lenders constituting the Majority Lenders.

4.2           Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Execution Date, including reimbursement or payment of all reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and expenses of Haynes and Boone, LLP, as counsel to the Administrative Agent and Opportune LLP, advisor to Haynes and Boone, LLP) required to be reimbursed or paid by the Borrower under the Credit Agreement.

Without limiting the generality of the provisions of this Section 4, for purposes of determining satisfaction of the conditions specified in this Section 4, each Lender that shall have delivered executed multiple counterparts of this Agreement to the Administrative Agent shall be deemed to have consented to, approved of, or accepted or been satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Execution Date specifying its objection thereto.

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Section 5.              Amendments to Credit Agreement. Subject to the occurrence of the Forbearance Effectiveness, the Credit Agreement is hereby amended as follows:

5.1           Section 1.02 is amended by deleting the definition of “Excluded Account” in its entirety and replacing such definition with the following:

““Excluded Account” means (a) each deposit account all or substantially all of the deposits in which consist of amounts utilized to fund payroll obligations of any Loan Party for the then-current pay period, employee benefit obligations of any Loan Party for the then-current pay period or tax obligations of any Loan Party that have accrued or that will accrue in the then-current calendar month, (b) any fiduciary, trust, suspense, escrow or third-party oil and gas royalty account in each case that is permitted to be incurred hereunder (including by Section 9.05), (c) the deposit account of the Borrower held with Bank of America, N.A. with an account number ending in 1093 so long as such account is a “zero balance account” and (d) any deposit accounts of the Loan Parties that in aggregate with all other such accounts have a balance at the end of each day (Central Standard Time) of less than $150,000, provided that in no event shall any of the principal operating accounts of any Loan Party constitute an Excluded Account.”

5.2           Section 1.02 is amended by deleting the definition of “LC Sublimit” in its entirety and replacing such definition with the following:

““LC Sublimit” at any time means twenty million dollars ($20,000,000.00).”

5.3           Section 9.23(b) is amended by replacing the reference therein to “December 31, 2020” with “February 7, 2021”.

Section 6.              Covenants and Agreements. Without limitation to any covenants or agreements in the Credit Agreement or any Loan Document, from and after the Execution Date (irrespective of the occurrence of the Forbearance Termination Date, which obligations expressly survive such date) each Loan Party hereby covenants and agrees as follows:

6.1           Interest on Loans. Interest on all amounts outstanding under the Loan Documents shall accrue at the rate provided under Section 3.02(b) and be payable upon each Interest Payment Date for such Loan (or in the event of a repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be paid on the date of such repayment or prepayment), unless demand is otherwise made therefor.

6.2           Actions. The Loan Parties shall not (a) take any actions (or inactions) that are prohibited under the Credit Agreement or any other Loan Document during the pendency of a Default or Borrowing Base Deficiency or (b) make any Investment (including acquisitions of Oil and Gas Properties) from and after the Effective Date (excluding, for purposes of clarity, Investments in the amounts outstanding as of such date).

6.3           Term Loan Debt. No Loan Party may make any payments under the Term Loan Documents or to any Term Lender in its capacity as an agent or lender thereunder including, without limitation, any payments of principal or interest on the Term Debt.

6.4           Borrowings. Borrowings, issuances of new Letters of Credit and renewal or extension of any existing Letter of Credit (other than the extension of Letters of Credit contemplated by Section 7 hereof) shall be subject to the discretion, and require the prior written consent of, of the Majority Lenders, in their sole and absolute discretion.

6.5           Accounts. Borrower and Guarantors shall not, without the consent of the Majority Lenders, (a) open any new deposit accounts, (b) use any existing deposit account for a purpose for which such account is not currently used (other than using an existing deposit account as a utilities adequate assurance account) or (c) transfer, or permit any person to transfer, any funds to any deposit account that is not subject to a deposit account control agreement in favor of the Administrative Agent.

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6.6            Budgets.

(a) Initial Budget. On or prior to the expiration of three (3) Business Days following the Execution Date, the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent and the Majority Lenders, an internally prepared 13-week cash flow forecast, prepared by the Borrower or its representatives (the “Budget”) and setting forth the projected financial operations of the Borrower and its Subsidiaries for the succeeding 13-week period, including good faith projections of all weekly cash receipts and disbursements, along with a statement of then current accounts aging and payable (each such cash flow forecast and projection, a “13-Week Report”).

(b) Budget Reporting. On or prior to Wednesday of the first full week following the Execution Date, and continuing each Wednesday thereafter, Borrower shall deliver to Agent a reconciliation report showing variances of Budget amounts to actual amounts for the trailing four-week time period, or such shorter period if the Borrower has not yet completed four weeks of post-Execution Date operations. Cash disbursements shall only be used to fund disbursements in accordance with the Budget and Borrower shall not permit total disbursements for any trailing four-week time period of the Budget to exceed the total disbursements allowed in the Budget by more than ten percent (10%); provided that any disbursements (i) due to early termination of Swap Agreements not prohibited hereby or (ii) related to Lender or professional fees and expenses (in the case of professionals retained by any Loan Party or their Affiliates, in a manner consistent with the engagement letters of such professionals as of the Execution Date), in each case of (i) and (ii), shall not be prohibited or included in the calculation of such variance. The Budget may only be amended or modified with the prior written consent of the Administrative Agent and the Majority Lenders.

6.7           Borrowing Base. The Lenders shall have the right, at the discretion of the Administrative Agent and the Required Lenders, to immediately redetermine the Borrowing Base on or prior to the Forbearance Termination Date and such redetermination shall constitute the November 2020 Scheduled Redetermination.

6.8           Contact with Advisors. Subject to applicable state ethical rules, the Administrative Agent, the Lenders designated by the Administrative Agent as forming a part of the “steering committee” (who agree to consult with the Administrative Agent prior to any such contact) and each of their respective professionals shall be permitted to have direct contact with any financial consultants, attorneys, and other professionals retained by the Borrower or any other Loan Party to discuss the business operations and financial affairs of the Borrower or any other Loan Party. The Borrower shall, and upon the request of the Administrative Agent shall require its and any Loan Party’s financial advisor to: (a) attend and participate in good faith in weekly update calls with the Administrative Agent and the steering committee for the Lenders during normal business hours on a day and time reasonably requested by the Administrative Agent; (b) if requested by the Administrative Agent, upon reasonable notice and during normal business hours, the Borrower shall attend and participate in good faith in additional conference calls with the Administrative Agent and the Lenders; and (c) provide such other information regarding the operations, business affairs and financial condition of Loan Parties as the Administrative Agent or any Lender may reasonably request.

6.9           Swap Agreements. During the Forbearance Period, no Loan Party may request or consent to the early termination of any Swap Agreements without the prior written consent of Agent and Majority Lenders. Not in limitation of the foregoing, the Borrower shall provide prompt written notice of the early termination of any Swap Agreement, to be delivered on or before the date such termination becomes effective and require any Net Cash Proceeds payable to any Loan Party in connection therewith to be deposited into the account ending in 9039 maintained with Bank of America, N.A.

6.10         Management Compensation. No Loan Party may make, and the Budget shall not include, any discretionary retention or incentive bonus payments by a Loan Party to management of any Loan Party or their Affiliates without the prior written consent of the Administrative Agent and the Majority Lenders.

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6.11         Payment of Fees and Expenses. During the Forbearance Period, the Borrower shall pay all of the Administrative Agent’s and each Lender’s reasonable and documented out-of-pocket expenses, costs and fees related to the Loan Documents and this Agreement, including, but not limited to, the reasonable and documented fees and expenses of the Administrative Agent’s and each Lender’s outside legal counsel and financial advisors within three (3) Business Days of the receipt of an invoice (which shall not include time entry description details, but, upon request by the Borrower, shall include a list of all timekeepers, the hourly rate for each timekeeper, the hours worked by each timekeeper, and a summary of all expenses charged) for such fees and expenses.

6.12         Milestones. The Borrower shall strictly comply with the following milestones (the “Milestones”); provided that the dates for compliance may be extended by the written approval of the Administrative Agent, or, if extended by more than three (3) Business Days, the written approval of the Majority Lenders (in each case, such written approval may be by electronic mail):

(a)  Borrower shall have established December 14, 2020 as the deadline for Miller Buckfire & Co., LLC (the “I-Banker”) to receive cash bids to acquire all or substantially all of the Borrower’s assets (“Bids”) pursuant to Bankruptcy Code Section 363 sale (“Sale”).

(b)  On or prior to December 15, 2020, the Borrower shall have delivered to the Administrative Agent a summary report, in a reasonable level of detail, of all Bids received.

(c)  On or prior to December 18, 2020, the Borrower shall deliver to the Administrative Agent a comprehensive restructuring and capitalization term sheet for the Parent and its Subsidiaries as an alternative to a Sale (the “Restructuring Plan”).

(d)  If the terms of the Restructuring Plan are acceptable to the Administrative Agent and Required Lenders:

(1)  The Borrower shall, on or prior to the expiration of eight (8) Business Days subsequent to the date on which the Administrative Agent has delivered notice to the Borrower as to whether (or not) the terms of the Restructuring Plan are acceptable to the Administrative Agent and the Required Lenders, which Administrative Agent shall use reasonable efforts to provide on or before December 23, 2020 (December 23rd, or such later date on which such notice is provided, the “Notice Date”), deliver to the Administrative Agent and the Required Lenders a draft Restructuring Support Agreement (“Restructure RSA”);

(2) On or prior to the expiration of fifteen (15) Business Days subsequent to the Notice Date, the Borrower shall enter into the Restructure RSA with the Loan Parties, the Administrative Agent, the Required Lenders, the Term Agent, requisite (not to be less than half in number and two-thirds in amount) Term Lenders, and any other parties required to execute the Restructure RSA on terms satisfactory to each of such parties in their sole discretion;

(3)  On or prior to the expiration of fifteen (15) Business Days subsequent to the Notice Date, finalize the terms for the use of cash collateral and DIP financing required to pursue the Restructuring Plan in a Chapter 11 bankruptcy proceeding, with such terms to be acceptable to the Administrative Agent and the Required Lenders in their sole discretion; and

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(4)  On or prior to the expiration of twenty-five (25) Business Days subsequent to the Notice Date, file a voluntary petition for relief pursuant to Chapter 11 of the Bankruptcy Code in U.S. Bankruptcy Court for the Southern District of Texas (a “Chapter 11 Petition”).

(e)  If the terms of the Restructuring Plan are not acceptable to the Administrative Agent and Required Lenders:

(1)  The Borrower shall, on or prior to the expiration of eight (8) Business Days subsequent to the Notice Date, delivery to the Administrative Agent and the Required Lenders a draft Restructuring Support Agreement (“Sale RSA”);

(2)  The Borrower shall, on or prior to the expiration of eight (8) Business Days subsequent to the Notice Date, deliver to the Administrative Agent drafts of the proposed Bankruptcy Code Section 363 sale and bid procedures motion, bid procedures, and bid procedures order (the “363 Pleadings”);

(3)  On or prior to the expiration of fifteen (15) Business Days subsequent to the Notice Date, finalize the terms of: (A) the 363 Pleadings; and (B) the use of cash collateral and/or debtor-in-possession financing required to pursue the Sale in a Chapter 11 bankruptcy proceeding, with such terms to be acceptable to the Administrative Agent and the Required Lenders;

(4)  On or prior to the expiration of fifteen (15) Business Days subsequent to the Notice Date (or such later date as approved by the Administrative Agent in its sole discretion to accommodate the credit approval process of the Lenders), the Borrower shall enter into the Sale RSA along with the Loan Parties, the Administrative Agent, the Required Lenders, on terms satisfactory to each of such parties in their sole discretion, and any other parties required to execute the Sale RSA; and

(5)  On or prior to the expiration of twenty-five (25) Business Days subsequent to the Notice Date, file a Chapter 11 Petition in U.S. Bankruptcy Court for the Southern District of Texas.

Section 7.               Limited Waiver. Subject to the occurrence of the Forbearance Effectiveness and notwithstanding anything to the contrary in the Credit Agreement, the parties hereto hereby agree to waive any limitation in the Credit Agreement that, solely as a result of the Suspended Defaults, would prohibit or restrict the Borrower’s ability to request an amendment and renewal (or replacement Letter of Credit) with respect to that certain Standby Letter of Credit No. S101436, in favor of Newpek, LLC, that certain Standby Letter of Credit No. S101437, in favor of Reliance Holding USA, Inc. and that certain Standby Letter of Credit No. S101438, in favor of Pioneer Natural Resource Company, in each case, as amended or otherwise modified from time to time prior to October 30, 2020 (collectively, the “Specified Letter of Credit”), and issued by The Toronto-Dominion Bank, New York Branch (including, for purposes of clarity, any requirement that the Borrower make the representation set forth in Section 7.07 as a condition to the amendment, renewal or issuance of such Letter of Credit). The limited waivers set forth in this Section 7 (the “Limited Waiver”) are limited to the extent expressly set forth herein and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document shall in any way be affected hereby. The Limited Waiver is granted only with respect to the Suspended Defaults as applied to the Specified Letter of Credit, and no other Borrowing or issuance, amendment, renewal or extension of any Letter of Credit is consented to or otherwise permitted hereby. Other than with respect to the Suspended Defaults as applied to Specified Letter of Credit, the Limited Waiver does not waive any other requirement with respect to any other Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit. The Limited Waiver shall not in any manner create a course of dealing or otherwise impair the future ability of the Administrative Agent or the Lenders to decline to waive the applicability of any Default or Event of Default under Credit Agreement (including the Suspended Defaults) with respect to any request for a Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit. For purposes of clarity, prior to and immediately after the effectiveness of the Limited Waiver any Suspended Defaults continuing immediately prior to the Execution Date shall remain continuing and are not waived hereby.

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Section 8.               Ratification and Affirmation; Representations and Warranties; Etc. Each Loan Party hereby (a) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended and modified hereby, and (b) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Agreement: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date and (ii) no Default or Event of Default has been waived as a result of this Agreement.

Section 9.               Reference to and Effect Upon the Credit Agreement and other Loan Documents.

9.1           Loan Document. This Agreement shall constitute a Loan Document as such term is defined in the Credit Agreement.

9.2           Effect Upon Credit Agreement. Except as specifically amended and modified hereby, the Credit Agreement shall remain in full force and effect following the effectiveness of this Agreement.

9.3           No Waiver; Interpretation. The Borrower agrees that no Event of Default and no Default has been waived or remedied by the execution of this Agreement by the Administrative Agent and the Lenders, and any such Default or Event of Default heretofore arising and currently continuing shall continue after the execution and delivery hereof. The execution, delivery and effect of this Agreement shall be limited precisely as written and shall not be deemed to (a) be a consent to any waiver of any term or condition, or to any amendment or modification of any term or condition of the Credit Agreement or any other Loan Document (except as specifically set forth in this Agreement) or (b) except as specifically set forth in this Agreement during the Forbearance Period with respect to the Suspended Defaults, prejudice any right, power or remedy which the Administrative Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement or any other Loan Document. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended and modified hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended and modified hereby.

9.4          Violations. Except as expressly provided herein during the Forbearance Period with respect to the Suspended Defaults, neither the execution by the Administrative Agent or the Lenders of this Agreement, nor any other act or omission by the Administrative Agent or the Lenders or their respective officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any defaults which may exist or which may occur in the future under the Credit Agreement and/or the other Loan Documents (collectively, “Violations”). Similarly, nothing contained in this Agreement shall directly or indirectly in any way whatsoever either: (a) other than with respect to the Suspended Defaults during the Forbearance Period, impair, prejudice or otherwise adversely affect the Administrative Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Violations, (b) amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, except as expressly set forth herein, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Section 12.02(a) remains in full force and effect and is hereby ratified by the Borrower.

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Section 10.            Miscellaneous.

10.1         RELEASE. EACH LOAN PARTY, IN CONSIDERATION OF THE ADMINISTRATIVE AGENT’S AND THE UNDERSIGNED LENDERS’ EXECUTION AND DELIVERY OF THIS AGREEMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, UNCONDITIONALLY, FREELY, VOLUNTARILY AND, AFTER CONSULTATION WITH COUNSEL AND BECOMING FULLY AND ADEQUATELY INFORMED AS TO THE RELEVANT FACTS, CIRCUMSTANCES AND CONSEQUENCES, RELEASES, WAIVES AND FOREVER DISCHARGES (AND FURTHER AGREES NOT TO ALLEGE, CLAIM OR PURSUE) ANY AND ALL CLAIMS, RIGHTS, CAUSES OF ACTION, COUNTERCLAIMS OR DEFENSES OF ANY KIND WHATSOEVER, IN CONTRACT, IN TORT, IN LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN, DIRECT OR DERIVATIVE, WHICH EACH LOAN PARTY OR ANY PREDECESSOR, SUCCESSOR OR ASSIGN MIGHT OTHERWISE HAVE OR MAY HAVE AGAINST THE ADMINISTRATIVE AGENT, THE LENDERS, THE OTHER SECURED PARTIES AND THEIR PRESENT OR FORMER SUBSIDIARIES AND AFFILIATES OR ANY OF THE FOREGOING’S OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS OR OTHER REPRESENTATIVES OR AGENTS IN EACH CASE ON ACCOUNT OF ANY CONDUCT, CONDITION, ACT, OMISSION, EVENT, CONTRACT, LIABILITY, OBLIGATION, DEMAND, COVENANT, PROMISE, INDEBTEDNESS, CLAIM, RIGHT, CAUSE OF ACTION, SUIT, DAMAGE, DEFENSE, CIRCUMSTANCE OR MATTER OF ANY KIND WHATSOEVER WHICH EXISTED, AROSE OR OCCURRED AT ANY TIME PRIOR TO THE EXECUTION DATE RELATING TO THE LOAN DOCUMENTS, THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY, EXCEPT, WITH RESPECT TO ANY INDEMNIFIED PERSON, TO THE EXTENT THAT SUCH CLAIM AROSE AS A RESULT OF THE ACTUAL FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON. THE FOREGOING RELEASE SHALL SURVIVE THE TERMINATION OF THE LOAN DOCUMENTS AND THIS AGREEMENT.

10.2         Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement, and/or any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (an “Electronic Signature”) transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

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10.3         No Oral Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

10.4         Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.5         Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.6         JURISDICTION; CONSENT TO SERVICE OF PROCESS; JURY TRIAL WAIVER. EACH PARTY HERETO AGREES TO THE PROVISIONS OF SECTION 12.09(B), (C) AND (D) AND SUCH PROVISIONS ARE INCORPORATED HEREIN MUTATIS MUTANDIS AS A PARTY HEREOF FOR ALL PURPOSES.

10.7         Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

10.8         Confidentiality. The Loan Parties shall not disclose the terms and conditions of this Agreement without the express written consent of the Administrative Agent, which consent shall not unreasonably be withheld, except that the terms and conditions of this Agreement may be disclosed to the Borrower’s Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives and to the Term Agent and the Term Lenders (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such terms and conditions and instructed to keep such terms and conditions confidential).

[Signatures Begin Next Page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first written above.

PARENT:	SUNDANCE ENERGY INC.

By:
Name:
Title:

BORROWER:	SUNDANCE ENERGY, INC.

By:
Name:
Title:

OTHER LOAN PARTIES:	SEA EAGLE FORD, LLC

By:
Name:
Title:

ARMADILLO E&P, INC.

By:
Name:
Title:

[Signature Page to Sundance Forbearance Agreement and Sixth Amendment]

ADMINISTRATIVE AGENT:	TORONTO DOMINION (TEXAS) LLC, as Administrative Agent

By:
Name:
Title:

LENDER:	The Toronto-Dominion Bank, New York Branch, as an Issuing Bank and a Lender

By:
Name:
Title:

[Signature Page to Sundance Forbearance Agreement and Sixth Amendment]

LENDER:	[___], as a Lender

By:
Name:
Title:

[Signature Page to Sundance Forbearance Agreement and Sixth Amendment]